Exhibit 3.13
CERTIFICATE OF FORMATION
OF
GRAMERCY ALUMINA LLC
The undersigned, as an authorized person, in order to form a limited liability company under the provisions of the Delaware Limited Liability Company Act (6 Del. Code §18-101 et seq.) does hereby certify as follows:
FIRST: The name of the limited liability company formed hereby is:
Gramercy Alumina LLC
SECOND: The address of the limited liability company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at that address is Corporation Trust Company.
IN WITNESS WHEREOF, I have signed my name to this Certificate of Formation this 2nd day of March, 2004.

/s/ Diane RapisardaDiane Rapisarda, Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Gramercy Alumina LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Limited Liability Company is: Noranda Alumina LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26 day of August, A.D. 2009.

By: /s/ Larry HolleyAuthorized Person(s) Name: /s/ Larry Holley Print or Type